JPMorgan Trust I

(the “Trust”)

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints George C.W. Gatch, Robert L. Young, Frank J. Nasta, Brian L. Duncan, Jessica K. Ditullio, Elizabeth A. Davin, John T. Fitzgerald, Pamela L. Woodley, Michael J. Tansley, Stephen M. Ungerman, Laura S. Melman, Joseph Bertini, Francesco Tango and Gregory S. Samuels, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, to sign the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 relating to the acquisition by JPMorgan Tax Aware Equity Fund of the assets of JPMorgan Tax Aware U.S. Equity Fund, any and all Pre-Effective Amendments to said Registration Statement, any and all Post-Effective Amendments to said Registration Statement, and any and all supplements or other instruments or documents in connection therewith, and withdrawals thereof, and to file the same, with any or all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Trustee or officer of the Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Powers of Attorney may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

/s/ Fergus Reid, III	/s/ William J. Armstron
Fergus Reid, III	William J. Armstrong
Trustee and Chairman	Trustee

/s/ John F. Finn	/s/ Matthew Goldstein
John F. Finn	Dr. Matthew Goldstein
Trustee	Trustee

/s/ Robert J. Higgins	/s/ Peter C. Marshall
Robert J. Higgins	Peter C. Marshall
Trustee	Trustee

/s/ Marilyn McCoy	/s/ William G. Morton, Jr.
Marilyn McCoy	William G. Morton, Jr.
Trustee	Trustee

/s/ Robert A. Oden, Jr.	/s/ Frederick W. Ruebeck
Robert A. Oden, Jr.	Frederick W. Ruebeck
Trustee	Trustee

/s/ James J. Schonbachler	/s/ Leonard M. Spalding, Jr.
James J. Schonbachler	Leonard M. Spalding, Jr.
Trustee	Trustee

/s/ Frankie D. Hughes	/s/ Patricia A. Maleski
Frankie D. Hughes	Patricia A. Maleski
Trustee	President and Principal Executive Officer

/s/ Joy C. Dowd
Joy C. Dowd
Treasurer and Principal Financial Officer

Dated: February 16, 2011